Exhibit 10.1

JPMorgan Chase Bank N.A, London Branch

and

The Bank of New York

CUSTODIAN AGREEMENT

THIS AGREEMENT is made on [            ], 2005

BETWEEN

(1)	JPMorgan Chase Bank N.A, London branch, a company incorporated with limited liability as a National Banking Association, whose principal London office is at 125 London Wall, London EC2Y 5AJ (“we” or “us”); and

(2)	The Bank of New York, a banking corporation organised under the laws of the State of New York, whose principal place of business is at 101 Barclay Street, New York, New York 10286, United States of America, in its capacity as trustee of the iShares Silver Trust (“Trust”) (in such capacity “you”).

INTRODUCTION

We have agreed to open and maintain for you the Account (as defined below) and to provide other services to you in connection with the Account. This agreement sets out the terms under which we will provide those services to you and the arrangements which will apply in connection with those services.

IT IS AGREED AS FOLLOWS

1.	INTERPRETATION

1.1	Definitions: In this Agreement:

“Account” means the account constituted by the Allocated Account and the Unallocated Account.

“Account Balance” means, in relation to the Account, all your rights to and interest in the balance from time to time on that Account.

“Allocated Account” means the sub-account maintained by us in your name recording the amount of Bullion received and held by us for you on an allocated basis.

“Availability Date” means the Business Day on which you wish to transfer or deliver Silver to us for deposit into the Account.

“Bullion” means any Silver held by us or any Sub-Custodian in the Allocated Account from time to time.

“Business Day” means a Custodian Day (as defined in the Procedures).

“eBTS” or “Website” means the electronic Bullion Transfer System website developed by us.

“Fees” means the fees and charges referred to in clause 10.1 of this Agreement.

“LBMA” means The London Bullion Market Association or its successors.

“Procedures” means the document entitled “iShares Silver Trust Creation and Redemption Procedures” attached as Schedule 1 (as amended from time to time).

“Rules” means the rules, regulations, practices and customs of the LBMA, the Bank of England and such other regulatory authority or other body as shall affect the activities contemplated by this Agreement.

“Sub-Custodian” means a sub-custodian, agent or depository (including an entity within our corporate group) appointed by us to perform any of our duties under this Agreement including the custody and safekeeping of Bullion.

“Silver” means silver that meets the requirements of “good delivery” under the rules of the LBMA expressed in troy ounces and with a minimum fineness of 0.999.

“Unallocated Account” means the sub-account maintained by us in your name recording the amount of Silver which either we or you, as the case may be, have a right to call upon the other party to deliver to it.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 (as amended or re-enacted from time to time) and legislation supplemental thereto and any other tax (whether imposed in the United Kingdom in substitution thereof or in addition thereto or elsewhere) of a similar fiscal nature.

“Withdrawal Date” means the Business Day on which you wish to withdraw Silver from the Account.

1.2	Headings: The headings in this Agreement do not affect its interpretation.

1.3	Singular and plural: References to the singular include the plural and vice versa.

2.	ACCOUNT

2.1	Opening Account: We shall open and maintain the Account. The Account shall comprise:

(a)	an Allocated Account in respect of Silver which you ask us to hold for you on an allocated basis; and

(b)	an Unallocated Account in respect of Silver which you ask us to hold for you on an unallocated basis,

which together shall be treated as a single account for all purposes of this Agreement unless the context requires otherwise.

2.2	Deposits and withdrawals: The balance of your Account shall reflect the combined balance on your Allocated Account and Unallocated Account. The balance of the Allocated Account shall reflect the amount of your Bullion held by us. The balance of the Unallocated Account shall reflect your or our entitlement to delivery of an amount of Silver from the other party, in each case equal to the amount of deposits less withdrawals of Silver made by you pursuant to the terms of this Agreement in relation to the Unallocated Account.

2.3	Denomination of Account: The Account shall be denominated in troy ounces of Silver.

2.4	Delivery, Receipt and Maintenance of Silver: We will receive, hold, release and deliver Silver from the Account only in accordance with this Agreement and the Procedures. In the event of a conflict between the terms of this Agreement and those of the Procedures, the Procedures shall prevail; provided, however, that any amendment to the Procedures after the date of this Agreement which modifies the scope of our duties or liabilities shall only be binding upon us to the extent that it has been adopted by you and the Sponsor with our prior written consent (which consent will not be unreasonably withheld or delayed).

2.5	Reports: We will provide reports to you relating to deposits into and withdrawals from the Account and the Account Balance in such form and with such frequency (but not less than monthly) as may be agreed between you and us including the reports specified in sub-clauses (a) and (b) below. We will notify you by telex, SWIFT or fax on each day there is activity in an account of the balance in the account on such day and of any instruction to which we were unable to give effect. Such reports will also be available to you daily by means of eBTS, however the paper record will prevail.

(a)	For each Business Day, not later than 9:00 a.m., New York time on the following Business Day, we will transmit to you information showing the movement of Silver into and out of the Account, identifying separately each transaction and any substitution of Silver made under clause 2.7.

(b)	We will supply to you at least monthly, within ten Business Days following the end of each calendar month a written statement which:

(i)	lists all property held in the Account including a weight list for the Silver in the Allocated Account containing information sufficient to uniquely identify each bar of Silver;

(ii)	identifies the entity having physical possession of each bar; and

(iii)	details all transactions involving the Account, including daily balances held in the Unallocated Account and all transfers to or from the Account or any account with a Sub-Custodian containing Silver held for your benefit and any substitutions or relocations of Silver held in the Account.

Such reports shall also include any other information that you may reasonably request. We will provide additional weight lists to you upon your request.

2.6	Reversal of entries: We at all times reserve the right to reverse any provisional or erroneous entries to the Account with effect back-valued to the date upon which the final or correct entry (or no entry) should have been made.

2.7	Substitution of Silver: With your prior approval (in consultation with the Sponsor), we may substitute other Bullion for Bullion held in the Allocated Account, provided that there is no change in the total number of troy ounces of Silver held in the Allocated Account.

2.8	Access to Records; Inspection Rights: We will permit your officers and properly designated representatives and independent public accountants for the Trust identified by you reasonable access to the records of the Account for the purpose of confirming the content of those records. Upon at least ten days’ prior notice, during our regular banking hours, any such officer or properly designated representative, any independent public accountants for the Trust identified by you and any person designated by any regulatory authority having jurisdiction over you or the Trust will be entitled to examine on our premises the Silver held by us on our premises pursuant to this Agreement and our records regarding the Silver held hereunder at a Sub-Custodian, but only upon receipt from you of properly authorised instructions to that effect. Unless we have received at least ten days’ prior notice and reasonable assurances (in the our sole discretion) that any costs and expenses incurred in connection therewith will be indemnified to us, we shall not be required to move to our premises any Silver held at a Sub-Custodian for purposes of making it available for inspection as provided herein. In addition, we understand that, in connection with the preparation of the financial statements of the Trust that will be filed from time to time with the United States Securities and Exchange Commission, officers of the Sponsor will be required by law or regulation to provide written assurances regarding the reliability of the internal controls used in the preparation of those financials. To the extent that our activities or controls in our capacity as custodian of the Trust assets are relevant to the information presented in the financial statements of the Trust, we will cooperate with the Sponsor and the Trustee to enable the Sponsor to provide the required written assurances referred to above, including (but not limited to) by providing the Sponsor’s and the Trust’s external auditors with any necessary information and reports regarding our internal control over financial reporting as far as such reporting relates to the scope of our duties.

3.	DEPOSITS

3.1	Procedure: You may at any time notify us of your intention to deposit Silver. A deposit must be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer from an account relating to Silver and having the same denomination as that to which the Account relates; or

(b)	the delivery of Silver to us at our London vault premises, through any recognised clearing member of the London Bullion Market Association (acting as delivery agent), or as we may otherwise direct, at your expense and risk. All deposits of Silver delivered to us must be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us.

3.2	Notice requirements: Any notice relating to a deposit of Silver must:

(a)	be received by us no later than the time specified in the Procedures unless otherwise agreed;

(b)	in the case of a deposit pursuant to clause 3.1(a), specify the details of the account from which the Silver will be transferred;

(c)	in the case of a deposit pursuant to clause 3.1(b), specify the name of the person or carrier that will deliver the Silver to us at our London vault premises, or as we may direct, and the manner in which the Silver will be packed; and

(d)	specify the amount (in the appropriate denomination) of the Silver to be credited to the Account, the Availability Date and any other information which we may from time to time require.

3.3	Timing: A deposit of Silver will not be credited to the Account until:

(a)	in the case of a deposit pursuant to clause 3.1(a), an account of ours with any bank, broker or other firm has been credited with an amount equal to the amount of such deposit; and

(b)	in the case of a deposit pursuant to clause 3.1(b), we have received the Silver, taken such steps as we may consider appropriate in our sole discretion to verify its compliance with the Rules (without prejudice to clause 11.1) and weighed it in accordance with LBMA practice to confirm that it is the required weight.

3.4	Capacity; Right to refuse Precious Metal or amend procedure: We will use our best efforts to have available the necessary capacity to take delivery of Bullion on your behalf at the locations specified in clause 7.4 of this Agreement by parties making such deliveries; for this purpose we are authorised to, at our own risk and expense, move Silver held in the Account from one location to another location otherwise permitted under this Agreement; provided, that we will not be required to take any additional delivery of Silver if, after giving effect to such delivery, the aggregate value of Bullion in the Account would exceed U.S.$ 1 billion.

4	WITHDRAWALS

4.1	Release of Silver: No Silver held in the Account shall be released in any manner whatsoever except upon your written instructions and in accordance with the Procedures. We will deliver Silver by making Silver bars available for collection at our office or at the office of a Sub-Custodian at which the Silver is held. However, we will, upon your order, deliver amounts of up to 1100 troy ounces of silver from the Unallocated Account.

4.2	Procedure: You may at any time notify us of your intention to withdraw Silver standing to the credit of the Account. A withdrawal may be made (in the manner and accompanied by such documentation as we may require) by:

(a)	(in the case of the Unallocated Account only) transfer to an account relating to Silver and having the same denomination as that to which the Account relates; or

(b)	the collection of Silver from us at our London vault premises, or at the vault premises of such Sub-Custodian as we may direct, at your expense and risk. Without prejudice to clause 11.1, any Silver made available to you will be in the form of bars which comply with the Rules (including the Rules relating to good delivery and fineness) or in such other form as may be agreed between you and us. We are entitled to select which bars are to be made available to you.

4.3	Notice requirements: Any notice relating to a withdrawal of Silver must:

(a)	be received by us no later than the time set out in the Procedures;

(b)	specify the details of the account to which the Silver is to be transferred or the name of the person or carrier that will collect the Silver from us (as applicable); and

(c)	specify the amount of Silver to be withdrawn from the Allocated Account and the amount (in the appropriate denomination) of any Silver to be debited to the Unallocated Account, the Withdrawal Date and any other information which we may from time to time require.

4.4	Collection of Bullion: You must collect, or arrange for the collection of Bullion being withdrawn from us or the Sub-Custodian at your expense and risk. We will advise you of the location from which the Bullion may be collected no later than one Business Day prior to the Withdrawal Date.

5.	INSTRUCTIONS

5.1	Your representatives: Whenever in this Agreement it is provided that we are authorised to act or refrain from acting on instructions, approval or consent of, or notice from, you, we are so authorised to act or refrain from acting only on instructions, approval, consent or notice given in accordance with this clause 5. We are authorised to rely and act upon written instructions signed by an authorised person designated in Schedule 2 (“Authorised Persons”), as amended from time to time by written notice to us. Except where otherwise provided in this Agreement, we are further authorised to rely upon instructions received orally or by any other means which are identified as having been given by an Authorised Person and which conform to any agreement which might be entered between you and us regarding the method of identification or the means of transmission of such instructions, including through eBTS. Any oral instructions shall be promptly confirmed in writing. Until we receive written notice to the contrary, we are entitled to assume that any of Authorised Person has full and unrestricted power to give us instructions on your behalf. We are also entitled to rely on any instructions which are from, or which purport to emanate from, any person who appears to have such authority;

provided, that, other than for any instructions transmitted through an authenticated electronic transmission system, if any such person is not an Authorized Person, we will promptly contact you to seek to verify his authority to act on your behalf.

5.2	eBTS: All transfers into and out of the Account(s) shall be made upon receipt of, and in accordance with, instructions given by you to us. Such instructions may be given either: a. through eBTS, accessible through the JPMorgan Chase Bank website (the “Website”) by you pursuant to the terms of the Website agreement; or b. if, for any reason the Website is not operational, and unless otherwise agreed, any such instruction or communication shall be effective if given by authenticated electronic transmission (including tested telex and SWIFT) or such other electronic messaging system as the parties may from time to time agree.

5.3	Amendments: Once given, instructions continue in full force and effect until they are cancelled, amended or superseded. Any such instructions shall have effect only after actual receipt by us.

5.4	Unclear or ambiguous instructions: If, in our opinion, any instructions are unclear or ambiguous, we will use reasonable endeavours (taking into account any relevant time constraints) to obtain clarification of those instructions but, failing that, we may in our absolute discretion and without any liability on our part, act upon what we believe in good faith such instructions to be or refuse to take any action or execute such instructions until any ambiguity or conflict has been resolved to our satisfaction.

5.5	Refusal to execute: We reserve the right to refuse to execute instructions if in our opinion they are or may be contrary to the Rules or any applicable law.

6.	CONFIDENTIALITY

6.1	Disclosure to others: Subject to clause 6.2, each party shall respect the confidentiality of information acquired under this Agreement and neither will, without the consent of the other, disclose to any other person any information acquired under this Agreement provided that nothing in this Agreement will prevent or condition the filing with the United States Securities and Exchange Commission of a copy of this Agreement in connection with the registration of the public offering of its shares by the Trust.

6.2	Permitted disclosures: Each party accepts that from time to time the other party may be required by law or the Rules, or requested by a government department or agency, fiscal body or regulatory authority, to disclose information acquired under this Agreement. In addition, the disclosure of such information may be required by a party’s auditors, by its legal or other advisors or by a company which is in the same group of companies as a party (eg. a subsidiary or holding company of a party). Each party irrevocably authorises the other to make such disclosures without further reference to such party.

7.	CUSTODY SERVICES

7.1	Appointment: You hereby appoint us to act as custodian of the Bullion in accordance with this Agreement and any Rules which apply to us.

7.2	Segregation of Bullion: We will segregate the Bullion from any precious metal which we own or hold for other customers or which Bank of New York owns in its own right and we will request Sub-Custodians to segregate the Bullion from any precious metals owned by any of the foregoing.

7.3	Ownership of Bullion: We will identify in our books that the Bullion belongs to you.

7.4	Location of Bullion: The Bullion must be held by us at our vault premises in England or at the vaults of any Sub-Custodian in England, unless otherwise agreed between you and us (with the Sponsor’s approval).

7.5	Minimisation of Silver held in Unallocated Account: We will take reasonable steps to minimise the amount of Silver held in the Unallocated Account in accordance with the terms of this clause. We will take reasonable steps to allocate bars of Bullion to the Allocated Account in substitution for holdings of an equivalent denomination in the Unallocated Account on Business Days such that no more than 1100 troy ounces of Silver is held in the Unallocated Account at the close of each Business Day.

7.6	Charges; Liens: The Bullion shall not be subject to any right, charge, security interest, lien or claim of any kind in favour of us, any Sub-Custodian or any creditor of any of them, except a lien for payment for the safe custody and administration of the Bullion. We shall not loan, hypothecate, pledge or otherwise encumber any Bullion in the Allocated Account absent your written instructions.

7.7	Insurance: We undertake that we maintain insurance in support of our custodial obligations under this Agreement including covering any loss of Silver. Evidence of such insurance coverage is available upon request. In the event that we elect to reduce, cancel or not to renew such insurance, we will give you prior written notice as follows: in the case of a reduction, we will endeavour to provide such notice at least 30 days prior to the effective date of the reduction; and in the event of a cancellation or expiration of the insurance without renewal we will provide such notice at least 30 days prior to the last day of insurance coverage. You acknowledge that any such insurance is held for our benefit and not for the benefit of you or the Trust, and that notwithstanding clause 11.6 you may not submit any claim under the terms of such insurance.

7.8	Notice of Changes: We will notify you promptly in writing if we become aware that (i) we receive notice of any claim against the Account other than a claim for payment of safe custody or administration permitted by this Agreement; (ii) we otherwise fail to comply with any of the provisions of this Agreement; or (iii) any of our representations and warranties in clause 9 shall cease to be true and correct.

7.9	Other Information: We will provide to you (i) our most recent audited financial statements promptly after such statements are prepared; (ii) a copy of any reports obtained by us on the accounting system and internal accounting controls and procedures used by any Sub-Custodian at which any Silver is held; (iii) information regarding market policies and procedures, the local law applicable to our activities, and the overall regulatory and economic environment in which we operate; and (iv) the names and addresses of the governmental agencies or regulatory authorities which supervise or regulate us and any Sub-Custodian with which Silver has been deposited pursuant to this Agreement.

7.10	Purchases of Silver by us: When requested by you on any Business Day on which Silver held by the Trust is evaluated, we will purchase from you, for cash and for same day settlement, the amount of Silver that you specify as necessary to pay the expenses of the Trust at a price per troy ounce equal to the price used by you for the evaluation of the Trust’s Silver on such date. We will pay to you or to your order the proceeds of each purchase of Silver made under this clause when requested by you or otherwise on the first Business Day following the end of the month in which the transaction occurred.

8.	SUB-CUSTODIANS AND AGENTS

8.1	Sub-Custodians: We may appoint Sub-Custodians to perform any of our duties under this Agreement including the custody and safekeeping of Bullion. We will use reasonable care in the appointment of any Sub-Custodian. Silver held by a Sub-Custodian shall be kept in our account at such Sub-Custodian, and we will separately identify on our books Silver that is so held on your behalf. Our account with each such Sub-Custodian will be subject only to our instructions. Any Sub-Custodian will be a member of the LBMA.

8.2	Liability for Sub-Custodians: Our use of Sub-Custodians shall be without prejudice to our obligations and liabilities under this Agreement.

8.3	Notice: We will provide you on request with the name and address of any Sub-Custodian of Bullion along with any other information which you may reasonably require concerning the appointment of a Sub-Custodian.

8.4	Monitoring: We will monitor the conduct of each Sub-Custodian, and promptly advise you of any difficulties or problems (financial, operational or otherwise) existing with respect to such Sub-Custodian of which we are aware and will take appropriate and lawful action to protect and safekeep your Silver deposited with such Sub-Custodian, including to the extent feasible, the withdrawal of such Silver from such Sub-Custodian.

8.5	Access and Inspection: We will not entrust Silver held in the Account to any Sub-Custodian unless that Sub-Custodian grants rights of access and inspection to records and Silver that are similar to those granted by us under this Agreement.

8.6	Use of Agents: We may in our discretion use agents in connection with handling transactions under this Agreement, provided that any such use shall not relieve us of any of our responsibilities or liabilities hereunder.

9.	REPRESENTATIONS

9.1	Your representations: You represent and warrant to us that:

(a)	the Trust is and will remain duly constituted with all necessary authority, powers, consents, licences and authorisations and all necessary action has been taken to enable it to engage in the transactions provided for under this Agreement;

(b)	you are and will remain duly appointed as trustee of the Trust and have and will have unencumbered legal title to the assets of the Trust at all times;

(c)	you have all necessary authority, powers, consents, licences and authorisations and have taken all necessary action to enable you lawfully to enter into and perform your duties and obligations under this Agreement;

(d)	the persons entering into this Agreement on your behalf have been duly authorised to do so; and

(e)	this Agreement and the obligations created under it are binding upon you and enforceable against you in accordance with its terms (subject to applicable principles of equity) and do not and will not violate the terms of the Rules or any order, charge or agreement by which you are bound.

You undertake to notify us in the event that any of the statements set out in the sub-clauses ceases to be true.

9.2	Our representations: We represent and warrant to you that:

(a)	We are a bank, duly organized under the laws of our country of organization as set forth above, and are regulated as such by that country’s government or an agency thereof;

(b)	this Agreement has been duly authorized, executed and delivered on our behalf and constitutes our legal, valid and binding obligation;

(c)	we are, and will continue to be during the term of this Agreement, a member of the LBMA;

(d)	the execution, delivery and performance of this Agreement by us do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body except for such consents and approvals as have been obtained; and

(e)	Bullion substituted by us under clause 2.7 meets the definition of “Silver” in this Agreement and has a fine weight at least equal to the fine weight of the Bullion for which it is substituted.

10.	FEES AND EXPENSES

10.1	Fees: Our fees will be paid in accordance with the fee agreement which has been executed by the parties hereto and Barclays Global Investors, International Inc. (the “Sponsor”), as that agreement may be amended from time to time by the parties to it in accordance with its terms. Details of charges (including charges with respect to the use of the eBTS Website, if any, transfer clearing charges and storage charges) will be advised to you by us in writing from time to time.

10.2	Credit balances: No interest or other amount will be paid by us on any credit balance on the Unallocated Account.

10.3	Debit balances: You are not entitled to overdraw the Unallocated Account except to the extent that there is equivalent Bullion in the Allocated Account. If for any reason the Unallocated Account is overdrawn beyond 1100 troy ounces, we may at our sole discretion and without any further consent from you transfer equivalent Bullion from the Allocated Account in satisfaction of such debit balance.

11.	SCOPE OF RESPONSIBILITY

11.1	Disclaimer of liability: You understand and agree that we will not know, will not have any duty to determine and, except as provided in clause 9.2(d), in making any report required under this Agreement, will not be considered to be making any representation or warranty as to whether in fact the Silver deposited with us contains the amount of pure silver indicated on the bars. Except for Silver deposited by us in substitution for other Silver held in the Account under clause 2.7, WE DISCLAIM ALL LIABILITY FOR THE GENUINENESS AND FINENESS OF SILVER DEPOSITED WITH US UNDER THIS AGREEMENT.

11.2	Exclusion of liability: We will use reasonable care in the performance of our duties under this Agreement and without prejudice to clause 11.1 will only be responsible for any loss or damage suffered by you as a direct result of any negligence, fraud or wilful default on our part in the performance of our duties, and in which case our liability will not exceed the aggregate of the market value of the Bullion and the balance of the Unallocated Account at the time of such negligence, fraud or wilful default.

11.3	Force majeure: Neither we, nor any of our directors, employees, agents or affiliates shall incur any liability to you if, by reason of any provision of any present or future law or regulation of the United Kingdom or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond our control, we are prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or are delayed in, doing or performing any act or thing which by the terms of this Agreement it is provided shall be done or performed and accordingly we do not do that thing or do that thing at a later time than would otherwise be required.

11.4	Indemnity in favour of us: You shall indemnify and keep us indemnified (on an after tax basis) on demand against all costs and expenses, damages, liabilities and losses (including but not limited to reasonable legal fees and expenses) (“Losses”) which we may suffer or incur directly in connection with this Agreement except to the extent that such Losses are due directly to our negligence, wilful default or fraud.

11.5	Indemnity in favour of you: We shall be liable for and shall indemnify you for, and hold you harmless from, any Losses incurred by you (individually or in your capacity as trustee) directly relating to or arising from any breach of our representations and warranties contained in this Agreement, any failure by us to act or refrain from acting in accordance with instructions under clause 5 from you, or any physical loss, destruction or damage to the Bullion, except, in each case, for Losses arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government or public authority, act of God or a similar cause that is beyond our control, provided that our liability under this clause shall be limited to the value of Silver under custody at the time of the act or omission giving rise to the claim under this clause. You will notify us promptly of any proceeding or claim for which you may seek indemnity, and we shall cooperate fully with you with respect to any such proceeding or claim. Any deposit of Silver held in the Account with a Sub-Custodian pursuant to Section 8 hereof shall not affect our responsibilities or liabilities or in any way limit or relieve us of our responsibilities or liabilities under this Section 11, and we shall remain fully liable with respect to such Silver as if we had retained physical possession of it.

11.6	Subrogation: You and the Trust will be subrogated to us with respect to any claim against a Sub-Custodian or any other person for any loss or damage suffered by you or the Trust if and to the extent that you and the Trust have not been made whole for such loss or damage, and we hereby assign all such rights to you. Your exercise of the rights granted in this clause shall not affect our liabilities under the preceding provisions of this clause 11.

11.7	Exculpation in respect of offer document We and our officers, directors, employees, agents and sub-custodians shall not be responsible or liable in any manner for any recitals, statements, representations or warranties made by any person other than us under or in connection with the establishment of, or sale of interests in, the Trust, including without limitation any offer document, prospectus, filings, marketing documentation or other documentation relating thereto.

12.	TERMINATION

12.1	Method: Either party may terminate this Agreement by giving not less than 60 Business Days written notice to the other party, provided that we may terminate this Agreement immediately on written notice in the event that any of the statements set out in clause 9.1(a)-(e) become untrue, and you may terminate this Agreement immediately on written notice following an event specified in clause 7.8 provided that clause 11 shall survive termination of this Agreement. Any such notice given by you must specify:

(a)	the date on which the termination will take effect (the “Termination Date”);

(b)	the person to whom any Bullion and any credit balance on the Unallocated Account is to be transferred; and

(c)	all other necessary arrangements for the transfer or repayment, as the case may be, of any Account Balance.

12.2	Redelivery arrangements: If you do not make arrangements acceptable to us for the transfer or repayment of any Bullion or credit balance in the Unallocated Account we may continue to store the Bullion or maintain that Unallocated Account (as the case may be), in which case we will continue to charge the Fees payable under clause 10. If you have not made arrangements acceptable to us for the redelivery of the Bullion or transfer or repayment of any credit balance in the Unallocated Account (as the case may be) within 6 months of the date specified in the termination notice as the date on which the termination will take effect, we will be entitled to close the Account, sell the Bullion and close the Unallocated Account and account to you for the proceeds after deducting any amounts due to us under this Agreement.

12.3	Existing rights: Termination shall not affect rights and obligations then outstanding under this Agreement which shall continue to be governed by this Agreement until all obligations have been fully performed.

12.4	eBTS: Effective the Termination Date the use of the Website will automatically be terminated and no further access to the Website will be permitted.

13.	VALUE ADDED TAX

13.1	VAT included: All sums payable to us under this Agreement shall be deemed to include any applicable VAT.

13.2	Supplies: Where pursuant to or in connection with this Agreement, we make a supply to you for VAT purposes and VAT is or becomes chargeable on such supply, you shall on demand pay to us (in addition to any other consideration for such supply) a sum equal to the amount of such VAT and we shall on receipt of such payment provide you with an invoice or receipt in such form and within such period as may be prescribed by applicable law.

13.3	Deemed supplies: Where, pursuant to or in connection with this Agreement, we are deemed or treated by applicable law or the practice from time to time of the relevant fiscal authority to make a supply for VAT purposes to any person by virtue of our or any Sub-Custodian for us relinquishing physical control of any Silver, and VAT is or becomes chargeable on such supply, you shall on demand pay to us a sum equal to the amount of such VAT and we shall on receipt of such payment provide an invoice or receipt in such form and within such period as may be prescribed by applicable law to the person to which we are deemed or treated to make such supply.

14.	NOTICES AND RECORD-KEEPING

14.1	Form: A notice or other communication under or in connection with this Agreement may be given orally unless required in writing under this Agreement. References to writing includes an electronic transmission.

14.2	Method of transmission: Any notice or other communication required to be in writing may be delivered personally or sent by first class post, pre-paid recorded delivery (or air mail if overseas), authenticated electronic transmission (including telex, fax and SWIFT) or such other electronic transmission as the parties may from time to time agree, to the party due to receive the notice or communication, at its address, number or destination set out in this Agreement or another address, number or destination specified by that party by written notice to the other.

14.3	Deemed receipt on notice: A notice or other communication under or in connection with this Agreement will be deemed received only if actually received or delivered.

14.4	Recording of calls: We may record telephone conversations without use of a warning tone. Such recordings will be our sole property and accepted by you as evidence of the orders or instructions given; provided that in case of any dispute or disagreement regarding any conversation so recorded we will promptly share the recordings with you and your representatives; and provided further, that we will have no obligations to retain any such recordings prior to becoming aware of any such dispute or disagreement.

14.5	Records: We will maintain adequate records identifying the Silver as belonging to you. Such records shall include, with respect to the Account:

(a)	journals or other records of original entry containing an itemised daily record in detail of all receipts and deliveries of Silver (including adequate information to uniquely identify each bar of Silver received in or delivered from the Allocated Account; and

(b)	ledgers (or other records) reflecting:

(i)	Silver in our physical possession, or held by any Sub-Custodian; and

(ii)	Silver held in the Unallocated Account and allocations made daily in respect thereof, as provided in Section 7.5; and

(iii)	such other books and records as you may reasonably request.

14.6	Annual Certificate: We will deliver annually to you and more frequently if requested by you, a certificate dated the date of delivery, certifying that we have, since the date of this Agreement or the date of the preceding such certificate, complied with the terms and conditions of this Agreement and that our representations and warranties in clause 9 of this Agreement continue to be true and correct.

15.	GENERAL

15.1	No advice: Our duties and obligations under this Agreement do not include providing you with investment advice. In asking us to open and maintain the Account, you do so in reliance upon your own judgement and we shall not owe to you any duty to exercise any judgement on your behalf as to the merits or suitability of any deposits into, or withdrawals from, an Account.

15.2	Assignment: This agreement is for the benefit of and binding upon us both and our respective successors and assigns. You may not assign, transfer or encumber, or purport to assign, transfer or encumber, your right, title or interest in relation to any Account or any right or obligation under this Agreement or any part of any of the foregoing unless we otherwise agree in writing.

15.3	Amendments: Any amendment to this Agreement must be agreed in writing and be signed by us both. Any amendment affecting the rights of the Sponsor under this Agreement shall require written consent of the Sponsor. Unless otherwise agreed, an amendment will not affect any legal rights or obligations which may already have arisen.

15.4	Partial invalidity: If any of the clauses (or part of a clause) of this Agreement becomes invalid or unenforceable in any way under the Rules or any law, the validity of the remaining clauses (or part of a clause) will not in any way be affected or impaired.

15.5	Entire agreement: This document represents the entire agreement, and supersedes any previous agreements between you and us relating to the subject matter of this Agreement.

15.6	Joint and several liability: If there is more than one of you, your responsibilities under this Agreement apply to each of you individually as well as jointly.

15.7	Counterparts: This agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same agreement.

15.8	Contracts (Rights of Third Parties) Act 1999: Other than the Sponsor, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties Act) 1999.

15.9	Legal opinion: We will furnish to you an opinion of counsel acceptable to you addressed to you and dated the date hereof to the effect that:

(a)	our execution, delivery and performance of this Agreement have been duly authorized by us and do not and will not violate any applicable law or regulation and do not require the consent of any governmental or other regulatory body; and

(b)	this Agreement has been duly executed and delivered by us and constitutes our legal, valid and binding obligation, enforceable in accordance with its terms subject to principles of equity.

16	PROCEDURES

The provisions of the Procedures are hereby incorporated into and made a part of this Agreement, subject to clause 2.4. You and we agree to comply with the Procedures. You, with the prior written consent of the Sponsor, may modify the Procedures from time to time upon reasonable advance notice and, if the modifications relate to our duties, after consultation with us.

17	GOVERNING LAW AND JURISDICTION

16.1	Governing law: This agreement is governed by, and will be construed in accordance with, English law.

16.2	Jurisdiction

The English courts have non-exclusive jurisdiction to settle any disputes or claims which may arise out of or in connection with this Agreement and, for these purposes you irrevocably submit to the jurisdiction of the English courts.

16.3	Waiver of immunity: To the extent that you may in any jurisdiction claim for yourself or your assets any immunity from suit, judgement, enforcement or otherwise howsoever, you agree not to claim and irrevocably waive any such immunity to which you would otherwise be entitled (whether on grounds of sovereignty or otherwise) to the full extent permitted by the laws of such jurisdiction.

16.4	Service of process: If you are situated outside England and Wales, process by which any proceedings in England are begun may be served on you by being delivered to the address specified below. This does not affect our right to serve process in another manner permitted by law.

Address for service of process :

EXECUTED by the parties

Signed on behalf of
JPMorgan Chase Bank N.A, London Branch
by

Signature
Name
Title

Signed on behalf of
Bank of New York
by

Signature
Name
Title

Schedule 1

Procedures

{Attached}

Schedule 2

Authorised Persons of the Trustee

Dated [            ], 2005

The names, titles and specimen signatures of the “Authorised Persons” of the Trustee are as follows:

Name	Title	Signature
[Alfred L. Irving	Vice President ]
[Jarvis Joseph	Assistant Vice President]
[Joseph Caiazzo	Assistant Treasurer]